UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 11, 2009
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1789 W. Littleton Blvd. Littleton, CO 80120
(Address of principal executive offices)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities

On or about November 11, 2009, New Frontier Energy, Inc. held a closing on the sale (the "Offering") to accredited investors of an aggregate of 3,500,000 shares of the Company's $0.001 par value Common Stock sold at a price of $0.10 per share (the "Common Stock"), effective as of November 9, 2009.  The Company has received a subscription for 6,500,000 shares of its Common Stock at a price of $0.10 per share that will be accepted on or about November 19, 2009.  The subscription for 6,500,000 shares of the Company’s Common Stock is from Iris Energy Holdings Limited, an affiliate of the Company whose sole director is Samyak Veera, a director of the Company.  Upon the acceptance of the additional subscription agreement, the Company will have received an aggregate of $1,000,000 in gross proceeds from the sale of the Common Stock.

The Company agreed to file a resale registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") for the resale of the shares of Common Stock.

The Common Stock was offered and sold in reliance upon Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended. The Common Stock sold in the Offering have not been registered under the Securities Act or state securities laws and may not be offered or sold absent registration with the SEC or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: November 18, 2009	By:	/s/ Samyak Veera
Samyak Veera, Chairman